Exhibit 10(h)(xi)

CHANGE IN CONTROL AGREEMENT
BETWEEN IDACORP, INC.
AND
______________________

            THIS AGREEMENT, is by and between IDACORP, Inc., an Idaho corporation (the "Corporation") and __________________ (the "Executive") and is effective on the date established pursuant to Section 15 of this Agreement (the "Effective Date").

W I T N E S S E T H:

            WHEREAS, the Executive is a valuable employee of the Corporation or a Subsidiary of the Corporation, an integral part of its management, and a key participant in the decision-making process relative to short-term and long-term planning and policy for the Corporation; and

            WHEREAS, the Corporation wishes to encourage the Executive to continue his career and services with the Corporation or a Subsidiary, as the case may be, following a Change in Control; and

            WHEREAS, the Board has determined that it would be in the best interests of the Corporation and its shareholders to assure continuity in the management of the Corporation's, including Subsidiaries', administration and operations in the event of a Change in Control by entering into this Agreement with the Executive;

             NOW THEREFORE, it is hereby agreed by and between the parties hereto as follows:

             1.                  Definitions.

a.                   "Board" shall mean the Board of Directors of the Corporation.

b.                  "Cause" shall mean the Executive's fraud or dishonesty which has resulted or is likely to result in material economic damage to the Corporation or a Subsidiary of the Corporation, as determined in good faith by a vote of at least two-thirds of the non-employee directors of the Corporation at a meeting of the Board at which the Executive is provided an opportunity to be heard.

c.                   "Change in Control" shall mean:

(i)  any person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "1934 Act") and as used in Section 13(d) of the 1934 Act), excluding (A) the Corporation or any Subsidiary, (B) a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporation immediately prior to the transaction in substantially the same proportions as their ownership of stock of the Corporation, (C) an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary or (D) an underwriter temporarily holding securities pursuant to an offering of such securities ("Person")) is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Corporation; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Corporation;

(ii)  any Person has commenced a tender or exchange offer to acquire any stock of the Corporation (or securities convertible into stock) for cash, securities or any other consideration provided that, after the closing of the offer with full shareholder subscription, such Person would be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Corporation (calculated as provided in Paragraph (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock);

(iii)  all required shareholder approvals have been obtained for a merger, consolidation, reorganization or share exchange, or sale of all or substantially all of the assets, of the Corporation or Idaho Power Company (a "Qualifying Transaction"), unless, immediately following such Qualifying Transaction, all of the following have occurred: (A) all or substantially all of the beneficial owners of the Corporation immediately prior to such Qualifying Transaction will beneficially own in substantially the same proportions, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Qualifying Transaction (including, without limitation, a corporation or other entity which, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) (as the case may be, the "Successor Entity"), (B) no Person will be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Successor Entity and (C) at least a majority of the members of the board of directors of the Successor Entity will be Incumbent Directors;

(iv)  shareholder approval of a complete liquidation or dissolution of the Corporation or Idaho Power Company; or

(v)  within a 24-month period, individuals who were directors of the Board immediately before such period ("Incumbent Directors") cease to constitute at least a majority of the directors of the Board; provided, however, that any director who was not a director of the Board at the beginning of such period shall be deemed to be an Incumbent Director if the election or nomination for election of such director was approved by the vote of at least two-thirds of the directors of the Board then still in office (A) who were in office at the beginning of the 24-month period or (B) whose election or nomination for election was so approved, in each case, unless such individual was elected or nominated as a result of an actual or threatened election contest or as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board; or

(vi)  consummation of any transaction described in Section 1(c)(iii) or 1(c)(iv) if such transaction was not approved by shareholders.

For avoidance of doubt, transactions for the purpose of dividing Idaho Power Company's assets into separate distribution, transmission or generation entities or such other entities as the Corporation or Idaho Power Company may determine shall not constitute a Change in Control unless so determined by the Board.

Upon the Board's determination that (x) a tender offer that constituted a Change in Control under Section 1(c)(ii) will not result in a Person becoming the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Corporation or (y) the Qualifying Transaction described in Section 1(c)(iii) will not be closed or (z) a complete liquidation or dissolution of the Corporation or Idaho Power Company that was approved by shareholders, as described in Section 1(c)(iv), will not occur, a Change in Control shall be deemed not to have occurred from such date of determination forward, and this Agreement shall continue in effect as if no Change in Control had occurred except to the extent termination requiring payments under this Agreement occurs prior to such Board determination.

d.                  "Compensation" shall mean the sum of (i) the Executive's annual base salary at the time of termination and (ii) the Executive's target annual bonus in the year of termination (or, if as of the date of termination no target annual bonus has yet been determined for the year of termination, the target annual bonus for the prior year).

e.                   "Constructive Discharge" shall mean any of the following:

(i)  any material failure by the Corporation to comply with any of the provisions of this Agreement;

(ii)  the Corporation or a Subsidiary of the Corporation requiring the Executive to be based at any office or location more than 50 miles from the location at which the Executive was based on the day prior to the Change in Control;

(iii)  a reduction which is more than de minimis in (A) the Executive's annual rate of base salary or maximum annual bonus opportunity, (B) the long-term incentive compensation the Executive has the opportunity to earn, determined in the aggregate if multiple long-term incentive opportunities exist or (C) the combined annual benefit accrual rate under the Corporation's qualified defined benefit pension plan and/or the Idaho Power Company Security Plan for Senior Management Employees, as in effect immediately prior to the Change in Control (except if such reduction is a part of a reduction for all executive officers);

(iv)  the Corporation's failure to require a successor entity to assume and agree to perform the Corporation's obligations pursuant to Section 9; or

(v)  a reduction which is more than de minimis in the long term disability and life insurance coverage provided to the Executive under the Corporation's life insurance and long term disability plans as in effect immediately prior to the Change in Control.

No such event described hereunder shall constitute Constructive Discharge unless the Executive has given written notice to the Corporation specifying the event relied upon for such termination within one year after the occurrence of such event (but in no event later than the Ending Date) and the Corporation has not remedied such within 30 days of receipt of such notice.  The Corporation and Executive, upon mutual written agreement, may waive any of the foregoing provisions which would otherwise constitute a Constructive Discharge.

f.                    "Coverage Period" shall begin on the Starting Date and end on the Ending Date.

g.                   "Disability" shall mean an injury or illness which permanently prevents the Executive from performing services to the Corporation and which qualifies the Executive for payments under the Corporation's long term disability plan, which for purposes of this Agreement shall be the Idaho Power Company Long Term Disability Plan.

h.                   "Ending Date" shall be the date which is 36 full calendar months following the date on which a Change in Control occurs or if the Change in Control is shareholder approval pursuant to Section 1(c)(iii) or 1(c)(iv), the date which is 36 months following the consummation of the transaction subject to such shareholder approval.

i.                     "Starting Date" shall be the date on which a Change in Control occurs.

j.                    "Subsidiary" means any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation is now or hereafter owned, directly or indirectly, by the Corporation.

2.                  Term.

This Agreement shall be effective as of the Starting Date and shall continue thereafter until the 36 month anniversary of the later of (i) such date or (ii) if the Change in Control causing the Agreement to be effective is shareholder approval pursuant to Section 1(c)(iii) or 1(c)(iv), the date of the consummation of the transaction subject to such shareholder approval; provided, however, the Corporation's obligations, if any, to provide payments and/or benefits pursuant to Section 3 of this Agreement and the obligations of the Corporation and the Executive under Section 5 of this Agreement shall survive the termination of this Agreement.

3.                  Severance Benefits.

a.                   If the Executive's employment with the Corporation and all Subsidiaries is terminated by the Corporation or a Subsidiary for any reason other than Cause, death, or Disability (for avoidance of doubt, transfer of employment between or among the Corporation and any of its Subsidiaries shall not constitute a termination of employment by the Corporation or a Subsidiary for purposes of this Agreement), or by the Executive in the event of a Constructive Discharge, in either case at any time during the Coverage Period, then,

(i)         within five business days after such termination, the Corporation shall pay or cause to be paid to the Executive (or if the Executive dies after termination of employment but before receiving all payments to which he has become entitled hereunder, to the estate of the Executive) the following amounts:

(A)  accrued but unpaid salary and accrued but unused vacation and sick time in accordance with the Corporation's or a Subsidiary's, as the case may be, Flexible Time Off or similar program, as may be amended from time to time; and

(B)  a lump sum cash amount equal to two and one-half times the Executive's Compensation; and

(ii)        the Executive shall be entitled to the following additional severance benefits:

(A)  notwithstanding anything in any other award notice or agreement providing otherwise, as applicable, (1) all of the Executive's outstanding stock options and stock appreciation rights shall become immediately vested and exercisable; (2) all of the Executive's outstanding shares of restricted stock and restricted stock units shall become immediately vested in full (at target levels for any performance-based restricted stock or restricted stock units); and (3) the target payout opportunity under all of the Executive's outstanding performance units or performance shares (or other similar awards with performance-based vesting) shall become immediately vested at target levels;

(B)  outplacement services commencing within 12 months of the Starting Date and extending for a period of not more than 12 months, the scope and provider of which shall be selected by the Executive in his sole discretion (but at a total cost to the Corporation of not more than $12,000); and

(C)  for a period commencing with the month in which termination of employment shall have occurred and ending 24 months thereafter, the Executive and, as applicable, the Executive's covered dependents shall be entitled to all benefits under the Corporation's welfare benefit plans (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), as if the Executive were still employed during such period, at the same level of benefits and at the same dollar cost to the Executive as is available to all of the Corporation's senior executives generally.  If and to the extent that equivalent benefits shall not be payable or provided under any such plan, the Corporation shall pay or provide (or cause to be paid or provided) equivalent benefits on an individual basis.  The benefits provided in accordance with this Section 3(a)(ii)(C) shall be secondary to any comparable benefits provided by another employer.

b.                  Notwithstanding anything to the contrary contained in this Agreement, if the Executive voluntarily terminates employment for any reason (unless, prior to such termination, the Corporation has given notice to the Executive that it intends to terminate the Executive's employment for Cause) in the first full calendar month following the one year anniversary of the Change in Control (provided, that, (i) in the case of a Change in Control under Section 1(c)(ii), the one year anniversary shall be the first anniversary of the date the tender offer is completed, provided the tender offer has resulted in a Person becoming the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Corporation and (ii) in the case of a Change in Control under Section 1(c)(iii) or 1(c)(iv), the one year anniversary shall be the first anniversary of the date of the consummation of the transaction or event constituting the Change in Control), the Corporation shall pay (or cause to be paid) to the Executive (or the Executive's estate upon death) the amounts and provide to the Executive the benefits provided under Section 3(a); provided, however, the lump sum amount calculated under Section 3(a)(i)(B) shall be multiplied by 2/3, and the welfare benefits provided pursuant to Section 3(a)(ii)(C) shall continue for 18 months rather than 24 months.

c.                   (i)         If Independent Tax Counsel (as that term is defined below) determines that the aggregate payments and benefits provided or to be provided to the Executive pursuant to this Agreement, and any other payments and benefits provided or to be provided to the Executive from the Corporation or any of its Subsidiaries or other affiliates or any successors thereto constitute "parachute payments" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) ("Parachute Payments") that would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, except as otherwise provided in the next sentence, such Parachute Payments shall be reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax.  If Independent Tax Counsel determines that the Executive would receive in the aggregate greater payments and benefits on an after tax basis if the Parachute Payments were not reduced pursuant to this Section 3(c), then no such reduction shall be made; provided, however, that in such case the provisions of Sections 3(c)(ii) and 3(c)(iii) shall not be operative.  The determination of the Independent Tax Counsel under this subsection (i) shall be final and binding on all parties hereto.  The determination of which payments or benefits shall be reduced to avoid the Excise Tax shall be determined in the sole discretion of the Corporation; provided, however, that unless the Executive gives written notice specifying a different order to the Corporation to effectuate the limitations described above, the Corporation shall first reduce or eliminate, as the case may be, those payments or benefits that will cause a dollar-for-dollar reduction in total Parachute Payments, and then by reducing or eliminating other Parachute Payments, to the extent possible, in reverse order beginning with payments or benefits that are to be paid the farthest in time from the date the reduction or elimination is to be made.  Any notice given by the Executive pursuant to the preceding sentence, unless prohibited by law, shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlement to any benefits or compensation.  For purposes of this Section 3(c), "Independent Tax Counsel" shall mean a lawyer, a certified public accountant with a nationally recognized accounting firm, or a compensation consultant with a nationally recognized actuarial and benefits consulting firm with expertise in the area of executive compensation tax law, who shall be selected by the Corporation and shall be acceptable to the Executive (the Executive's acceptance not to be unreasonably withheld), and whose fees and disbursements shall be paid by the Corporation.

(ii)        The Executive shall notify the Corporation in writing within 30 days of any claim by the Internal Revenue Service that, if successful, would require the payment by the Executive of an Excise Tax.  Upon receipt of such notice, the Corporation may, in its sole discretion, either contest such claim, provide the Executive with an additional payment (a "Gross-Up Payment") intended to reimburse the Executive for any such Excise Tax and all taxes (including any Excise Tax) imposed upon the Gross-Up Payment and any interest or penalties with respect to such taxes (except to the extent such interest or penalty results from the Executive's failure to act in accordance with the Corporation's or a Subsidiary's reasonable directions or the Executive's failure to exercise due care), or do nothing.  If the Corporation notifies the Executive in writing that it desires to contest such claim and that it will bear the costs and provide the indemnification as required by this sentence, the Executive shall:

(A)       give the Corporation any information reasonably requested by the Corporation relating to such claim,

(B)       take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

(C)       cooperate with the Corporation in good faith in order to effectively contest the claim, and

(D)       permit the Corporation to participate in any proceedings relating to the claim; provided, however, that the Corporation shall pay (or cause to be paid) directly all costs and expenses (including any interest and penalties, except to the extent such interest or penalty results from the Executive's failure to act in accordance with the Corporation's or a Subsidiary's reasonable directions or the Executive's failure to exercise due care) incurred in connection with the contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income or other tax, including interest and penalties with respect thereto (except to the extent such interest or penalty results from the Executive's failure to act in accordance with the Corporation's or a Subsidiary's reasonable directions or the Executive's failure to exercise due care), imposed as a result of such representation and payment of costs and expenses.  The Corporation shall control all proceedings taken in connection with such contest; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall, unless prohibited by law, advance (or cause to be advanced) the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto (except to the extent such interest or penalty results from the Executive's failure to act in accordance with the Corporation's or a Subsidiary's reasonable directions or the Executive's failure to exercise due care), imposed with respect to such advance or with respect to any imputed income with respect to such advance.  If the advancement described in the preceding sentence is prohibited by law, the Corporation and the Executive shall cooperate in an effort to determine an alternative approach to payment of the claim in a manner permitted by applicable law and consistent with original intent and economic benefit to the Executive of this provision.

(iii)       If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section 3(c)(ii), the Executive becomes entitled to receive a refund with respect to a payment by the Corporation with respect to such claim, the Executive shall, within 10 days after the receipt of such refund, pay to the Corporation the amount of such refund, together with any interest paid or credited thereon after taxes applicable thereto.

(iv)       Notwithstanding anything herein to the contrary, this Section 3(c) shall be interpreted (and, if determined by the Corporation to be necessary, reformed) to the extent necessary to fully comply with the Sarbanes-Oxley Act and Section 409A of the Code; provided that the Corporation agrees to maintain, to the maximum extent practicable, the original intent and economic benefit to the Executive of the applicable provision without violating the provisions of the Sarbanes-Oxley Act and Code Section 409A.

d.                  In the event of any termination of the Executive's employment described in Section 3(a) or Section 3(b), the Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment; provided, however, to the extent the Executive receives medical and health benefits from a subsequent employer, medical and health benefits provided pursuant to Section 3(a)(ii)(C) shall be secondary to those received from the subsequent employer.

e.                   It is intended that the payments and benefits provided under this Agreement are in lieu of, and not in addition to, severance payments and benefits provided under any severance, change in control or similar plan or policy of the Corporation or a Subsidiary or under any other severance, change in control or similar agreements with the Corporation or any Subsidiary, whether written or oral ("Other Severance Benefits").  Unless waived by the Executive, Other Severance Benefits the Executive receives, or will receive in the future, shall reduce payments and benefits provided hereunder.

4.                  Nature of Obligation.

The Corporation shall not be required to establish a special or separate fund or other segregation of assets to assure payments under this Agreement, and, if the Corporation shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Corporation and the Executive or any other person.  To the extent that any person acquires a right to receive payments under this Agreement such right shall be no greater than the right of an unsecured creditor.

5.                  Full Settlement; Litigation Expenses; Arbitration.

a.                   Except as provided below, the Corporation's obligation to make or cause to be made the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation or a Subsidiary may have against the Executive or others.  The Corporation agrees to pay, upon written demand therefor by the Executive, all legal fees and expenses the Executive reasonably incurs as a result of any dispute or contest (regardless of the outcome thereof) by or with the Corporation or others regarding the validity or enforceability of, or liability under, any provision of this Agreement, plus in each case, interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.  Notwithstanding the foregoing, the Executive agrees to repay to the Corporation any such fees and expenses paid or advanced by the Corporation if and to the extent that the Corporation or such others obtains a judgment or determination that the Executive's claim was frivolous or was without merit from the arbitrator or a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise.  Notwithstanding any provision hereof or in any other agreement, the Corporation may offset any other obligation it has to the Executive by the amount of such repayment.  In any such action brought by the Executive for damages or to enforce any provisions of this Agreement, he shall be entitled to seek both legal and equitable relief and remedies, including, without limitation, specific performance of the Corporation's obligations hereunder, in his sole discretion.

b.                  In the event of any dispute or difference between the Corporation and the Executive with respect to the subject matter of this Agreement and the enforcement of rights hereunder, either the Executive or the Corporation may, by written notice to the other, require such dispute or difference to be submitted to arbitration.  The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within 30 days after the Executive has notified the Corporation of his desire to have the question settled by arbitration, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the "AAA") upon the application of the Executive.  The determination reached or award rendered in such arbitration shall be final and binding on both parties without any right of appeal or further dispute, subject to the applicable state or federal laws relating to arbitration determinations or awards.  Enforcement of an arbitration award by such arbitrator may be sought in any court of competent jurisdiction.  The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence and shall interpret this Agreement as an honorable engagement and not merely as a legal obligation.  Unless otherwise agreed by the parties, any such arbitration shall take place in Boise, Idaho, and shall be conducted in accordance with the Rules of the AAA.  The Executive's expenses for such proceeding shall be paid, or repaid to the Corporation as the case may be, as provided in subsection (a) of this Section 5.

6.                  Tax Withholding.

The Corporation may withhold from any payments made under this Agreement all federal, state or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

7.                  Entire Understanding.

This Agreement contains the entire understanding between the Corporation and the Executive with respect to the subject matter hereof and supersedes any prior severance, change in control or similar agreement between the Corporation and the Executive (including, without limitation, the Change in Control Agreement by and between the Corporation and the Executive, which was executed by the Executive on ____________, _____); provided, however, that, except as otherwise provided in this Section 7 and in Sections 3(c) and 3(e), this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of any kind elsewhere provided.

8.                  Severability.

If, for any reason, any one or more of the provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law continue in full force and effect.

9.                  Consolidation, Merger, or Sale of Assets.

            If the Corporation consolidates or merges into or with, or transfers all or substantially all of its assets to, another entity the term "Corporation" as used herein shall mean such other entity and this Agreement shall continue in full force and effect.  In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Agreement, the Corporation shall require such successor expressly and unconditionally to assume and agree to perform the Corporation's obligations under this Agreement, in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

10.              Notices.

All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, first class as follows:

to the Corporation:

IDACORP, Inc.

Attention: General Counsel

P.O. Box 70

Boise, Idaho  83707

to the Executive:

At the address (or to the facsimile number) last shown on the records of the Corporation.

or to such other address as either party shall have previously specified in writing to the other.

11.              No Attachment.

Except as required by law, no right by the Executive or his estate to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

 12.              Binding Agreement.

This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Corporation and their respective permitted successors and assigns.

 13.              Modification and Waiver.

Prior to the date of a Change in Control or, if earlier, the date of a public announcement of a transaction or event which if consummated would be a Change in Control ("Pre-Change in Control Event"), this Agreement may be terminated, modified or amended by action of a majority of the members of the Board.  After a Change in Control or Pre-Change in Control Event, this Agreement may not be terminated, modified or amended except by an instrument in writing signed by the parties hereto.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument signed by the party charged with such waiver or estoppel.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

14.              Headings of No Effect.

The section headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement.

15.              Effective Date and Executive Acknowledgments.

This Agreement shall become effective on the Starting Date.  The Executive acknowledges that he has read and understands the provisions of this Agreement.  The Executive further acknowledges that he has been given an opportunity for his legal counsel to review this Agreement and that the provisions of this Agreement are reasonable and that he has received a copy of this Agreement.

16.              Not Compensation for Other Plans.

Except for amounts paid pursuant to Section 3(a)(i)(A) that are considered compensation, earnings or wages for purposes of any employee benefit plan of the Corporation or its Subsidiaries, it is understood by all parties hereto that amounts paid and benefits provided hereunder are not to be considered compensation, earnings or wages for purpose of any employee benefit plan of the Corporation or its Subsidiaries, including, but not limited to, the qualified retirement plan or the Idaho Power Company Security Plan.

17.              Release.

Notwithstanding any provision herein to the contrary, the Corporation shall not have any obligation to pay (or cause to be paid) any amount or provide any benefit under this Agreement unless and until the Executive executes a release of the Corporation, its Subsidiaries and other affiliates and related parties, in such form as the Corporation may reasonably request, of all claims against the Corporation, its Subsidiaries and other affiliates and related parties relating to the Executive's employment and termination thereof and unless and until any revocation period applicable to such release has expired.

18.              Governing Law.

This Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of Idaho.

19.              Code Section 409A.

a.                   If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, the Corporation shall, after consulting with the Executive, reform such provision to comply with Code Section 409A; provided that the Corporation agrees to make only such changes as are necessary to bring such provisions into compliance with Code Section 409A and to maintain, to the maximum extent practicable, the original intent and economic benefit to the Executive of the applicable provision without violating the provisions of Code Section 409A.

b.                  Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed on the date of termination of employment to be a "specified employee" within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is required to be delayed in compliance with Section 409A(a)(2)(B) such payment or benefit shall not be made or provided (subject to the last sentence hereof) prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Executive's "separation from service" (as such term is defined in Treasury Regulations issued under Code Section 409A) or (ii) the date of his death (the "Deferral Period").  Upon the expiration of the Deferral Period, all payments and benefits deferred pursuant to this Section 19 (whether they would have otherwise been payable in a single sum or in installments in the absence of such deferral) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.  Notwithstanding the foregoing, to the extent that the foregoing applies to the provision of any ongoing welfare benefits to the Executive that would not be required to be delayed if the premiums therefor were paid by the Executive, the Executive shall pay the full cost of premiums for such welfare benefits during the Deferral Period and the Corporation shall pay (or cause to be paid) to the Executive an amount equal to the amount of such premiums paid by the Executive during the Deferral Period promptly after its conclusion.

            IN WITNESS WHEREOF, the Corporation and the Executive both intending to be legally bound have duly executed and delivered this Agreement, to be effective as of the date set forth in Section 15.

IDACORP, INC.

By:__________________________

Its

Date: ________________________

EXECUTIVE

__________________________________

Date: ________________________